                              CONSULTING AGREEMENT
                              --------------------

This Consulting Agreement (the "Agreement") made as of _June 27th_, 2002 by and between GoldenTree Capital, LLC ("GTC" ), at 1739 University Ave. #339, Oxford,
MS 38655, and IPVoice Communications, Inc. ("Company") at 14860 Montfort Drive,
Suite 210, Dallas, Texas.

                                   WITNESSETH

WHEREAS, the Company requires and will continue to require consulting services relating to SEC Public Filings, EDGAR filing services, management services related to timely SEC filings and disclosure issues, and project management services relating to Mergers and Acquisitions; and

WHEREAS, GTC has experience and full resources to file EDGAR with the U.S.
Securities and Exchange Commission;

WHEREAS, GTC has experience in reviewing content of various EDGAR form types, has experience in FEDWIRE payments and S.E.C. account set up and maintenance and problem resolution;

WHEREAS, GTC is in the business of providing compliance services to its clients;

WHEREAS, GTC is a Registered Investment Advisory Firm with the Securities and
Exchange Commission(MS) and the National Association of Securities Dealers,
NASD[IA#120432]

WHEREAS, the Company wishes to induce GTC to provide these consulting services to the Company,

WHEREAS, GTC wishes to provide Company with these consulting services.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. APPOINTMENT

The Company hereby engages GTC, and GTC agrees to render various consulting services to the Company upon the terms and conditions hereinafter set forth.

2. TERMS

The term of this Agreement began as of the date of this Agreement, and shall terminate one (1) year from the date of this Agreement, unless earlier terminated as provided below.

3. SERVICES

During the term of this Agreement, GTC shall provide advice to, undertake for and consult with the Company concerning Public Filings/Registration Statements,
EDGAR filing services for the Company, management services related to timely SEC filings and disclosure issues, and project management services relating to
Mergers and Acquisitions .

GTC agrees to provide the following services, and additional services contemplated thereby:

    o Provide strategic advisory services on SEC Public Filings.

    o Assist Company in preparation of documents concerning all required
      SEC-related documents.

    o Assist Company in preparation and filing all the required documents with regards to the full registration under Section 12(d) or 12(g) of the
      Securities Exchange Act of 1934, as amended, (the "Exchange Act") with the
      Securities and Exchange Commission ("SEC") for Company of Forms 10K-SB,
      Forms 10Q-SB, Forms 8-K, Forms 3, 4, 5, and 13D. Note: Special Filings or
      Registrations outside the aforemoentioned required filings shall be seperately priced on a project basis.

    o The preparation of 144 opinion letters

    o The establishment of an insider stock trading monitoring program, if requested.

    o Preparation of 10b-5(1) plans, if requested

    o Availability to respond to general questions relating to registrations and other related SEC requirements issues.

    o Assist Company in answering any and all comment letters received from the
      NASD or SEC.

                                       1

The parties hereby confirm and acknowledge that the services rendered by GTC hereunder:

   (a) consist and will consist of bona fide services rendered and to be rendered to Company,

   (b) are not and will not be in connection with the offer or sale of securities in capital raising transactions, and (c) do not and will not promote or maintain a market for the securities of Company.

4.  DUTIES OF THE COMPANY

    o The Company shall provide GTC and its counsel, on a regular and timely basis, with all data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by GTC and its counsel, and shall advise GTC of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph.

5.  COMPENSATION

Company shall pay the following compensation:

5.1  Company's SEC regular filings and Compliance maintenance:
         $15,000 per year, payable in advance each fiscal quarter.

5.2  Company EDGAR filings:
         Pay the fees outlined in Exhibit A.  All fees outlined in Exhibit A must be paid in advance or concurrently with any EDGAR filings performed on
         Company's behalf.

5.3 In lieu of cash, the above compensation, at the option of Company, may be paid in Shares of the Company. Company agrees to issue ("GTC") a number shares equal to the aforementioned cash amount plus 20%, with the share price calculated using the average BID from the previous 20 trading days, from a non third party affiliate, unrestricted Common Stock of the Company (the "Shares"), which Shares shall be duly and validly issued, fully paid and nonassessable and shall not be issued in violation of any preemptive right of any stockholders of
Client. The Shares will be issued in compliance with the requirements of the
Securities Act of 1933 (the "Act) and the General Rules and Regulation
promulgated under the Act and shall be unrestricted, unencumbered and freely tradable on the stock exchange or other electronic trading system on which the
Shares are listed for trade

5.4 Company may from time to time, engage GTC to provide consulting service relating to Mergers and Acquisitions. The compensation for these services and terms of payment shall be mutually agreed upon by the parties and attached as an ad hoc addendum to this agreement as the need arises.

5.5 All Shares shall be registered with the United States Securities and
Exchange Commission and applicable state securities agencies so as to enable the
Shares to be freely saleable and tradable in the public securities markets. The
Company shall use its best and diligent efforts to maintain all SEC and other registrations so as to enable said Shares to be fully saleable and tradable for a period of five (5) years from the date hereof.

                                       2

6.  REPRESENTATION AND INDEMNIFICATION

The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to GTC and its counsel and acknowledges its awareness that GTC and its counsel will rely on such continuing functions. GTC and its counsel in the absence of notice in writing from the Company will rely on the continuing accuracy of material, information and data supplied by the Company. In that connection, The
Company agrees that we may rely upon all information that is provided by the
Company or their agents without independent investigation. Further, the Company agrees that we will not be responsible for a "due diligence" investigation of the factual matters contained in documents we prepare.

 In connection with SEC documents: The Company's Chairman will be required to sign an affidavit attesting that:

    o The offering or filing documents have been read and understood;

    o All documents provided to our office in connection with preparation of the offering or filing documents are true and correct;

    o All matters contained in the offering or filing documents are true and correct; and

    o The offering or filing documents do not contain any misstatements or omissions of any facts necessary to make the offering or filing documents not misleading.

The Company agrees to indemnify, hold harmless and defend GTC and its counsel from any and all claims or demands of any kind relating to the Company's breach of its agreements hereunder.

7.  MISCELLANEOUS

Other Expenses: GTC's compensation does not include any direct filing fees required to be submitted with any registration, filings, membership applications, self-regulatory agency fees, bonding, fingerprinting, or testing expenses, all of which must be paid directly by the Company. GTC will list such fees in a cover letter included with the submission of the aforementioned documents to Company for its review and execution. Company must issue check in full payment of these fees, payable to the appropriate payee, in the appropriate amount, and return the checks to GTC along with the executed documents. GTC will submit these checks to the appropriate payees along with the associated documents. Similarly, GTC is not responsible for certain printing or accounting expenses. (Company is responsible for obtaining its own audited financial statements) associated with the documentation described above. GTC will list such expenses in the aforementioned cover letter (if applicable). Company will issue a check for these costs and expenses and return the check to GTC along with the executed documents for their submission to the appropriate authorities.

Termination: This Agreement may be terminated by either party upon written notice to the other Party, which shall be effective thirty (30) business days from the date of such notice.

Modification: This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof, and may be amended only in a writing signed by both parties.

Notices: Any notices required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number, as the Party shall have furnished in writing to the other Party.

                                       3

Waiver: Any waiver by either Party of a breach of any provision of this
Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this
Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive the other Party of the right thereafter to insist upon adherence to that term of any other term or this Agreement.

Assignment: The Shares, if any, under this Agreement are assignable at the discretion of the GTC.

Severability: If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Disagreements: Any dispute or other disagreement arising from or out of this
Agreement shall be submitted to arbitration under the rules of the American
Arbitration Association and the decision of the arbitrator(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Oxford, MS. The interpretation and the enforcement of this Agreement shall be governed by Mississippi law as applied to residents of the State of
Mississippi relating to contracts executed in and to be performed solely within the State of Mississippi. In the event any dispute is arbitrated, the prevailing
Party (as determined by the arbitrator(s)) shall be entitled to recover that
Party's reasonable attorney's fees incurred (as determined by the arbitrator(s)).

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

  Signed on behalf of                                Signed on behalf of
GoldenTree Capital, LLC:                          IPVoice Communications, Inc.

--------------------------                        ---------------------------
Anthony Welch, Chairman                           Phil Verges, Chairman/CEO

==============================================================================
Letter of Assignment GoldenTree Capital, LLC hereby assigns all our rights, duties and obligations under the Agreement with IPVoice Communications, Inc., dated 07/12/02 to Anthony Welch, personally, who shall assume responsibility personally for performing such duties. Agreed and Accepted:

------------------------
Philip Verges, Chairman
IPVoice Communications, Inc.

Agreed and Accepted:

-----------------------
Anthony Welch